                                                      Exhibit 25



                       SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON,  D. C.  20549

                       ----------------------------------

                                   FORM  T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                       ----------------------------------

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                           SECTION  305(b)(2)
                                               -----

                       ----------------------------------

                    UNITED STATES TRUST COMPANY OF NEW YORK
              (Exact name of trustee as specified in its charter)


                      New York                                        13-5459866
           (Jurisdiction of incorporation                         (I. R. S. Employer
           if not a U. S. national bank)                          Identification No.)

               114 West 47th Street                                      10036
                New York,  New York                                   (Zip Code)
               (Address of principal
                 executive offices)

                                         --------------------------

                                V.F. Corporation
              (Exact name of OBLIGOR as specified in its charter)

                    Pennsylvania                                      23-1180120
          (State or other jurisdiction of                         (I. R. S. Employer
           incorporation or organization)                         Identification No.)


               1047 North Park Road                                      19610
              Wyomissing, Pennsylvania                                (Zip code)
      (Address of principal executive offices)

                                           ------------------------


                                 Debt Securities
                      (Title of the indenture securities)

===============================================================================

                                    GENERAL



 1.      General Information

         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                 Federal Reserve Bank of New York (2nd District), New York, New
                          York (Board of Governors of the Federal Reserve
                          System).
                 Federal Deposit Insurance Corporation,  Washington,  D. C.
                 New York State Banking Department, Albany, New York

         (b)     Whether it is authorized to exercise corporate trust powers.

                          The trustee is authorized to exercise corporate trust
                 powers.


 2.      Affiliations with the Obligor

         If the obligor is an affiliate of the trustee, describe each such affiliation.

         None.


 3.      Voting Securities of the Trustee

         Not applicable.


 4.      Trusteeships under Other Indentures

         Not applicable.


 5. Interlocking Directorates and Similar Relationships with the Obligor or Underwriters

         Not applicable.

 6.      Voting Securities of the Trustee Owned by the Obligor or its Officials

         Not applicable.


 7.      Voting Securities of the Trustee Owned by Underwriters or their
         Officials

         Not applicable.


 8.      Securities of the Obligor Owned or Held by the Trustee

         Not applicable.


 9.      Securities of Underwriters Owned or Held by the Trustee

         Not applicable.


10. Ownership or Holdings by the Trustee of Voting Securities of Certain Affiliates or Securities Holders of the Obligor

         Not applicable.


11. Ownership or Holdings by the Trustee of any Securities of a Person Owning 50 Percent or More of the Voting Securities of the Obligor

         Not applicable.


12.      Indebtedness of the Obligor to the Trustee

         Not applicable.


13.      Defaults by the Obligor

         Not applicable.

14.      Affiliations with the Underwriters

         Not applicable.

15.      Foreign Trustee

         Not applicable.


16.      List of Exhibits


         T-1.1            --      "Chapter 204, Laws of 1853, An Act to Incorporate the United States Trust Company of New York, as
                                  Amended", is incorporated by reference to Exhibit T-1.1 to Form T-1 filed on September 20, 1991 with the Securities and Exchange Commission (the "Commission") pursuant to the Trust Indenture Act of 1939 (Registration No. 2221291).

         T-1.2            --      The trustee was organized by a special act of the New York Legislature in 1853 prior to the time that the New York Banking Law was revised to require a Certificate of authority to commence business.  Accordingly, under New York Banking Law, the Charter (Exhibit T-1.1) constitutes an equivalent of a certificate of authority to commence business.

         T-1.3            --      The authorization of the trustee to exercise corporate trust powers is contained in the Charter
                                  (Exhibit T-1.1).

         T-1.4            --      The By-laws of the United States Trust Company of New York, as amended to date, are incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 20, 1991 with the Commission pursuant to the Trust Indenture Act of 1939 (Registration No. 2221291).

         T-1.6            --      The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939.

         T-1.7            --      A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                                      NOTE



As of April 15, 1994, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U. S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

In answering Item 2 in this statement of eligibility, as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.


                             ---------------------



Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 15th day of April, 1994.


UNITED STATES TRUST COMPANY OF
         NEW YORK,  Trustee



By:  /s/ ANDRES E. SERRANO
    ---------------------------------------
    Andres E. Serrano
    Assistant Vice President

                                                                   Exhibit T-1.6


             The consent of the trustee required by Section 321 (b)
                                  of the Act.


                    United States Trust Company of New York
                              114 West 47th Street
                                    New York
                                   NY  10036



March 19, 1992


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Gentlemen:


Pursuant to the provisions of Section 321 (b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U. S. Trust") hereby consents that reports of examinations of U. S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


Very truly yours,

UNITED STATES TRUST COMPANY
         OF NEW YORK




By: /S/  GERARD F. GANEY
    --------------------------
    Gerard F. Ganey
    Senior Vice President

                                                                   Exhibit T-1.7

                       American Banker, February 9, 1994
                       ---------------------------------

                      CONSOLIDATED REPORT OF CONDITION OF
                              UNITED STATES TRUST
                              COMPANY OF NEW YORK

and Foreign and Domestic Subsidiaries, a member of the Federal Reserve System, at the close of business December 31, 1993, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.


                                                                                                       Dollar Amounts
                                                              ASSETS                                     In Thousands
Cash and balances due from depository institutions
     a.     Noninterest-bearing balances and currency
            and coin  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $    176,527
     b.     Interest-bearing balances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              50,000
Securities  . . .   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             833,859
Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge
     and Agreement subsidiaries, and in IBFs:
     a.     Federal funds sold  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             205,000
     b.     Securities purchased under agreements to resell . . . . . . . . . . . . . . . . . . .              32,000
Loans and lease financing receivables:
     a.     Loans and leases, net of unearned income . . . . 1,271,077
     b.     LESS: Allowance for loan and lease losses . . . . . 11,928
     c.     Loans and losses, net of unearned income, allowance, and reserve  . . . . . . . . . .           1,259,149
Premises and fixed assets (including capitalized leases)  . . . . . . . . . . . . . . . . . . . .              98,896
Other real estate owned . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              11,543
Investments in unconsolidated subsidiaries and associated companies . . . . . . . . . . . . . . .                 725
Intangible assets   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 856
Other assets        . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             256,699
                                                                                                         ------------
TOTAL ASSETS        . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $  2,925,254
                                                                                                         ============

                                                           LIABILITIES

Deposits:
     a.     In domestic offices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $  2,345,177
            (1) Noninterest-bearing. . . . . . . . . . . . . . . . . . . . . . .  1,228,335
            (2) Interest-bearing . . . . . . . . . . . . . . . . . . . . . . . .  1,116,842
     b.     In foreign offices, Edge and Agreement subsidiaries, and IBF's  . . . . . . . . . . .               5,617
            (1) Interest-bearing . . . . . . . . . . . . . . . . . . . . . . . . . .  5,617
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank of its Edge and Agreement subsidiaries and in IBF's:
     a.     Federal Funds purchased . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             211,921
     b.     Securities sold under agreements to repurchase  . . . . . . . . . . . . . . . . . . .              15,016
Demand notes issued to the U.S. Treasury  . . . . . . . . . . . . . . . . . . . . . . . . . . . .              33,824
Other borrowed money  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  10
Mortgage indebtedness and obligations under capitalized leases  . . . . . . . . . . . . . . . . .               2,429
Subordinated notes and debentures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              12,453
Other liabilities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             118,457
                                                                                                         ------------
TOTAL LIABILITIES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           2,744,004
                                                                                                         ------------

                                                          EQUITY CAPITAL

Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              14,995
Surplus   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              41,500
Undivided profits and capital reserves  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             123,855
                                                                                                         ------------
TOTAL EQUITY CAPITAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             180,350
                                                                                                         ------------
TOTAL LIABILITIES AND EQUITY CAPITAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $  2,925,254
                                                                                                         ============


         I, Richard E. Brinkmann, Senior Vice President & Comptroller of the above-named bank do hereby declare that this report of condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                          RICHARD E BRINKMANN, SVP, Comptroller
                                               January 31, 1994

          We, the undersigned trustees, attest the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal
Reserve System and is true and correct.



                          H. MARSHALL SCHWARZ      )
                          JEFFERY S. MAURER        )        Trustees
                                                   )